UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 1, 2018

____________________________

MEDICAL IMAGING CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

333-1364363	848 N. Rainbow Blvd. #2494 Las Vegas, Nevada 89107	98-0493698
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(877) 331-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On October 1, 2018, Medical Imaging Corp. (the “Company”) sold its interest in its operating subsidiary Schuylkill Open MRI, Inc. (“SMI”) for $2,250,000. After all of the debts of SMI were paid, including Company IRS liens, the secured debt owed to Flow Capital, CTS subsidiary secured debts, and transaction closing costs, the net amount of proceeds to the Company was approximately $400,000.

In conjunction with the sale of SMI, the Company paid its secured debt obligation to Flow Capital of nearly $625,000. Additionally, the Company restructured its royalty agreement with Flow Capital such that the new royalty has been reduced with a minimum monthly payment of $6,000. As part of the new agreement with Flow Capital, 4,000,000 shares of Company common stock were issued to Flow Capital and the royalty has been granted a first security position on all Company assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Imaging Corp.
(Registrant)

Dated: October 10, 2018	By:	/s/ Mitchell Geisler
Name: Mitchell Geisler
Title: Chief Executive Officer

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